Ex-99.23(d)(104)
                                    AMENDMENT
                                       TO
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC
                                       AND
                        PUTNAM INVESTMENT MANAGEMENT, LLC


     This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and PUTNAM INVESTMENT MANAGEMENT, LLC, a Delaware corporation and registered investment adviser ("Sub-Adviser").

     WHEREAS, the Adviser and Sub-Adviser entered into an Investment Sub-Advisory Agreement dated as of January 31, 2001 ("Agreement"), whereby Adviser appointed Sub-Adviser to provide certain sub-investment advisory services to the investment portfolios of the JNL Series Trust; and

     WHEREAS,  pursuant  to  the  Agreement,  the  Adviser  agreed  to  pay  the
Sub-Adviser for the services provided and the expenses assumed by the Sub-Adviser a sub-advisory fee as set forth on Schedule B to the Agreement, and the Sub-Adviser agreed to accept such sub-advisory fee as full compensation under the Agreement for such services and expenses; and

     WHEREAS, in order to reflect fee reductions for all funds, Schedule B must be amended.

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

     1. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated September 1, 2006, attached hereto.

     IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of this 1st day of September, 2006.

JACKSON NATIONAL ASSET                   PUTNAM INVESTMENT
MANAGEMENT, LLC                          MANAGEMENT, LLC


By:___________________________________   By:___________________________________
Name:    Andrew B. Hopping               Name:_________________________________
Title:   President                       Title:________________________________

                                   SCHEDULE A
                             DATED SEPTEMBER 1, 2006
                                     (Funds)
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                             JNL/Putnam Equity Fund

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                          JNL/Putnam Midcap Growth Fund

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                          JNL/Putnam Value Equity Fund

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
                                   SCHEDULE B
                             DATED SEPTEMBER 1, 2006
                                 (Compensation)

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                             JNL/Putnam Equity Fund

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AVERAGE DAILY NET ASSETS                                    ANNUAL RATE

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$0 to $150 Million                                              0.45%

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$150 Million to $300 Million                                    0.35%

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Amounts over $300 Million                                       0.30%

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                          JNL/Putnam Midcap Growth Fund

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AVERAGE DAILY NET ASSETS                                    ANNUAL RATE

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$0 to $250 Million                                             0.475%

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Amounts over $250 Million                                       0.40%

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      JNL/Putnam Value Equity Fund

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AVERAGE DAILY NET ASSETS                                    ANNUAL RATE

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$0 to $150 Million                                              0.45%

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$150 Million to $300 Million                                    0.35%

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Amounts over $300 Million                                       0.30%

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